Exhibit 1(i)

ARTICLES SUPPLEMENTARY TO THE

ARTICLES OF INCORPORATION OF

MERRILL LYNCH SERIES FUND, INC.

MERRILL LYNCH SERIES FUND, INC. (hereinafter called the Corporation), a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:

(a) Pursuant to the authority expressly vested in the Board of Directors of the Fund by Article V of the Articles of Incorporation of the Fund, the Board of Directors has duly redesignated the shares of Class K Common Stock as shares of Balanced Portfolio Common Stock.

(b) Except to change the designation of such class of the Fund’s Common Stock, the preferences, conversions and other rights, voting powers, restrictions as to dividends and qualifications of such class of the Fund’s Common Stock remain as stated in Article V of the Articles of Incorporation of the Fund.

SECOND:

(a) In accordance with Section 2-105(c) of the General Corporation Law of Maryland, the Board of Directors has duly increased the total number of shares of capital stock which the Corporation shall have authority to issue to FOUR BILLION ONE HUNDRED MILLION (4,100,000,000) shares of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Four Hundred-Ten Million Dollars ($410,000,000). The shares shall be divided into twenty classes of Common Stock which are hereby designated as Money Reserve Portfolio Common Stock, Intermediate Government Bond Portfolio Common Stock, Long-Term Corporate Bond Portfolio Common Stock, Capital Stock Portfolio Common Stock, Growth Stock Portfolio Common Stock, Multiple Strategy Portfolio Common Stock, High Yield Portfolio Common Stock, Natural Resources Portfolio Common Stock, Global Strategy Portfolio Common Stock, Balanced Portfolio Common Stock and ten classes of Common Stock that are designated Classes A, B, C, D, E, F, G, H, I and J, respectively. Each class of Common Stock, with the exception of the classes designated as Money Reserve Portfolio Common Stock and Multiple Strategy Portfolio Common Stock, shall consist of One Hundred Million (100,000,000) shares. The class of Common Stock designated as Money Reserve Portfolio Common Stock shall consist of Two Billion (2,000,000,000) shares and the class of Common Stock designated as Multiple Strategy Portfolio Common Stock shall consist of Three Hundred Million (300,000,000) shares.

(b) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class, are as follows:

Three Billion (3,000,000,000) shares of capital stock of the par value of ten cents ($.10) per share and of the aggregate par value of Three Hundred Million Dollars ($300,000,000), divided into twenty classes of Common Stock each of which, with the exception of the classes designated as Money Reserve Portfolio Common Stock and Multiple Strategy Portfolio Common Stock, consists of One Hundred Million (100,000,000) shares. The class of Common Stock designated as Money Reserve Portfolio Common Stock shall consist of Nine Hundred Million (900,000,000) shares and the class of Common Stock designated as Multiple Strategy Portfolio Common Stock shall consist of Three Hundred Million (300,000,000) shares.

IN WITNESS WHEREOF, MERRILL LYNCH SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on April [    ], 1988.

MERRILL LYNCH SERIES FUND, INC.

By:	/s/ Terry K. Glenn
Terry K. Glenn
President

Attest:

/s/ Michael J. Hennewinkel
Michael J. Hennewinkel
Secretary

The undersigned, President of MERRILL LYNCH SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Terry K. Glenn
Terry K. Glenn
President

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